CENIT BANCORP, INC.

                 ALTERNATIVE STOCK APPRECIATION RIGHT AGREEMENT
                                   (Officers)

GRANTEE:                      Roger J. Lambert
DATE OF GRANT:                September 22, 1998
NUMBER OF SHARES:             3,000
PRICE:                        $22.25

     This Alternative Stock Appreciation Right Agreement is made as of the above date of grant by and between CENIT Bancorp, Inc. ("Corporation") and the above named Grantee to implement the grant to the Grantee of the Alternative Stock Appreciation Right described herein ("Right"), made by the Compensation Committee of the Corporation on September 22, 1998. This Right is independent of and is not granted under the CENIT Long-Term Incentive Plan ("Long-Term Plan"), but for convenience, capitalized terms used herein shall have the same meaning as defined in the Long-Term Plan unless otherwise defined herein or unless the context requires otherwise. For purposes of this Right, "terminate employment" and "termination of employment" shall mean terminate employment or termination of employment with

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Bancorp and/or a Subsidiary as a consequence of which the Optionee is no longer employed by Bancorp or any Subsidiary.

     The grant to Grantee of this Right by the Corporation is made on the following terms and conditions:

     1. (a) This  Right  shall  become  exercisable  as  follows:

        If Grantee Is Continuously                     Right Is Exercisable As
      Employed With  Corporation and/or               To This Number of Shares
       Subsidiaries Through This Date:                     On That Date:

          September 22, 1999                                   750
          September 22, 2000                                   750
          September 22, 2001                                   750
          September 22, 2002                                   750

          (b) Notwithstanding subparagraph 1(a), and subject to subparagraph 1(d), this Right shall become exercisable in full upon the earliest of:

               (1) A Change in Control  with respect to the  Corporation;
               (2) The date of the Grantee's Retirement;
               (3) The date of the Grantee's death; or
               (4) The date of the Grantee's Permanent Disability,

     as determined by the Committee.

          (c) Notwithstanding subparagraph 1(a), and subject to subparagraph 1(d), (1) if the Grantee terminates employment (other than for cause or after cause exists) prior to Retirement but after attaining age fifty-five
     (55) and completing ten (10)

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years of continuous employment with the Corporation and/or its Subsidiaries, and
(2) if upon termination of employment, the Grantee enters into a noncompetition agreement with the Corporation that is satisfactory to the Committee, in its sole discretion, this Right shall continue to become exercisable in accordance with the schedule in subparagraph 1(a) as if the Grantee had not terminated employment.

          (d) Notwithstanding subparagraphs 1(a), 1(b) and 1(c), this Right shall become exercisable only in the event that the Corporation's stockholders do not approve the Long-Term Plan at the Corporation's 1999 Annual Meeting of stockholders (or at any earlier meeting at which approval of the Long-Term Plan is voted upon by the Corporation's stockholders).

     2. Once exercisable, this Right may be exercised until the close of business on the earliest to occur of the following:

          (a) The date which is ten (10)  years from the Date of Grant.

          (b) The date of the Grantee's voluntary termination of employment prior to a Change in Control for reasons other than Retirement.

          (c) The date of the Grantee's termination of employment by the Corporation or a Subsidiary for cause.

          (d) The date which is six (6) months from the Grantee's termination of employment in the case of: (1) termination of employment by the Corporation or a

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Subsidiary  without  cause;  (2)  Retirement;  or (3) voluntary  termination  of employment after a Change in Control (other than after cause exists).

          (e) The date which is one (1) year from the Grantee's date of death or Permanent Disability.

     3. This Right may be exercised in whole or in part by delivering to the Treasurer of the Corporation written notice of exercise on the form to be provided for that purpose, and the date on which any such delivery is made shall be the "Date of Exercise" as to the applicable portion of this Right.

     4. Notwithstanding the foregoing, this Right shall not be exercised unless the exercise shall comply, in the opinion of counsel for the Corporation, with all applicable provisions of law, including state and federal securities laws and rules and regulations thereunder, and any listing agreement with any securities exchange on which the Shares may be listed.

     5. The exercise of this Right will entitle the Grantee to receive an amount equal to the product of (a) the excess of (1) the Fair Market Value of a share of Common Stock on the Date of Exercise over (2) the Price, multiplied by (b) the number of Shares with respect to which the Right is exercised. The amount to which Grantee becomes entitled shall be paid (without any payment by Grantee other than any required tax withholding amounts) in cash.

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     6. If the Grantee  terminates  employment for any reason, the Grantee shall forfeit this Right to the extent that either (a) this Right has not become exercisable (or does not continue to become exercisable) pursuant to paragraph 1 on the date employment terminates, or (b) this Right does not remain exercisable after termination of employment pursuant to paragraph 2.

     7. This Right shall not be transferable by Grantee other than by will or the laws of descent and distribution. During the Grantee's lifetime, this Right shall be exercisable only by Grantee, or in the event of Grantee's legal disability, his legal representative. After the death of Grantee, any exercisable Right may be exercised by Grantee's personal representative, heirs or legatees.

     8. Tax obligations of the Grantee resulting from the exercise of this Right shall be withheld or provided for in a manner prescribed by the Committee.

     9. The number and class of Shares subject to this Right and the Price shall be adjusted by the Committee, as appropriate and equitable, to reflect such events as stock dividends, dividends payable other than in cash, other extraordinary dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation.

     10. Notwithstanding anything herein to the contrary, this Right shall be void and of no effect from its inception upon approval of the Long-Term Plan or any

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successor  plan or program  pursuant  to which the grant of Options  made to the
Grantee by the Committee on September 22, 1998 remains in effect.

     IN TESTIMONY WHEREOF, Grantee has hereunto affixed his signature and the Corporation has caused this Agreement to be executed in its corporate name by its duly authorized officer all as of the date first hereinabove written.

                                            CENIT BANCORP, INC.


                                            By:---------------------------

                                                 Its:---------------------



                                            ------------------------------
                                            GRANTEE

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